UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Pinnacle Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 13, 2015, Pinnacle Entertainment, Inc. (the “Company”) amended and restated the Rights Agreement, dated November 6, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, to add “qualified offer” provisions (as described below) and which we refer to as the “REIT Protection Rights Plan.”

The “qualified offer” provisions provide that record holders of ten percent (10%) or more of the outstanding shares of the Company’s Common Stock (the “Common Stock”) (other than shares held by the offeror and its affiliates and associates) may direct the Board of Directors of the Company (the “Board”) to call a special meeting of the shareholders to consider a resolution authorizing a redemption of all of the Rights (as defined in the REIT Protection Rights Plan). If the special meeting is not held within ninety (90) days after the date on which notice requiring that a meeting is called is delivered to the Company or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliates and associates) vote in favor of the redemption of the Rights, then the Rights shall be deemed redeemed or the Board shall take such other action as may be necessary to prevent the Rights from interfering with the consummation of the qualified offer.

A qualified offer, as more fully described in the REIT Protection Rights Plan, is an offer determined by a majority of the Board who are independent directors (as defined in the REIT Protection Rights Plan) to be a fully financed offer (if such offer includes cash) for all outstanding shares of the Company’s Common Stock that a nationally recognized investment banking firm retained by the Board does not deem to be either unfair or inadequate. A qualified offer is conditioned upon a minimum of at least a majority of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn and a commitment to acquire all shares of Common Stock not tendered for the same consideration. The offeror must also commit to not reduce the offer consideration or otherwise change the terms of the offer. If the qualified offer includes non-cash consideration, such consideration must consist solely of freely tradable common stock of a publicly traded company, and the Board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the offer is unfair or inadequate. Additionally, the issuance of such common stock must not require shareholder approval of the offeror, no other class of voting stock of the offeror may be outstanding and the offeror must meet certain other status requirements under federal securities laws. A qualified offer must remain open for at least one hundred twenty (120) days following commencement (subject to certain possible extensions as more fully described in the REIT Protection Rights Plan).

The foregoing description is only a summary, and does not purport to be complete and is qualified in its entirety by the REIT Protection Rights Plan, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03	Material Modifications to Rights of Security Holders.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a Form of Performance Unit Award Agreement (the “Performance Unit Award Agreement”) to govern grants of performance units which are awarded pursuant to the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, as amended. The foregoing description of the Performance Unit Award Agreement is qualified in its entirety by reference the Performance Unit Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of March 13, 2015, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A filed on March 19, 2015)

10.1	Form of Performance Unit Award Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 19, 2015

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of March 13, 2015, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A filed on March 19, 2015)

10.1	Form of Performance Unit Award Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended